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                                                                    EXHIBIT 10.6

                                    ALLONGE
                                      TO
                            SECURED PROMISSORY NOTE

     Reference is hereby made to that certain Secured Promissory Note, dated November 12, 1999, in the original principal amount of Seven Hundred Thousand Dollars ($700,000), made by the undersigned to the order of InternetStudios.com, Inc., a Nevada corporation (the "Note"), to which this Allonge is attached. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

     The Note is hereby amended by changing the original principal amount thereof from Seven Hundred Thousand Dollars ($700,000) to One Million Five Hundred Thousand Dollars ($1,500,000.00), and accordingly all references therein to "Seven Hundred Thousand Dollars ($700,000.00)" are hereby deleted, and "One Million Five Hundred Thousand Dollars ($1,500,000.00)" shall be inserted in lieu thereof.

     The undersigned acknowledges that all amounts payable by the undersigned to Lender under the Note, as increased by this Allonge, are secured by a first priority security interest of Lender in the Collateral.

   IN WITNESS WHEREOF, the undersigned has executed this Allonge, effective as of February 1, 2000.

                                               MEDIACHASE LTD., a Delaware
                                               Corporation

                                               By: /s/ Melanie Lutz
                                                  ---------------------------
                                                  Name:  Melanie Lutz
                                                  Title: Treasurer